UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2017

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2017, we agreed to issue and sell $300 million in aggregate principal amount 3.75% Senior Subordinated Notes due 2020 (the “Notes”) together with related guarantees by our domestic wholly owned subsidiaries (the “Guarantees” and, together with the Notes, the “Securities”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The $300 million aggregate principal amount of Securities are expected to be issued on August 15, 2017, subject to customary closing conditions. We intend to use the net proceeds to repay amounts currently outstanding under our U.S. credit agreement and for general working capital purposes.

On August 1, 2017, we filed with the SEC a Prospectus Supplement dated August 1, 2017 in connection with the public offering of the Notes. A final Prospectus Supplement will be filed with the SEC within the time period required by U.S. securities laws and SEC rules.

Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation have provided their consent to the issuance of the Notes through a second amendment to our U.S. credit agreement (the “Amendment”), which also provides additional covenant flexibility.  Additionally, on July 31, 2017, the term of the U.S. credit agreement was extended by one year through September 30, 2020 pursuant to its “evergreen” provision.

We purchase motor vehicles from Daimler AG and Toyota Motor Credit Corporation, affiliates of the respective lenders under the U.S. credit agreement, for sale at certain of our dealerships.  The lenders also provide certain of our dealerships with “floor-plan” and consumer financing.

A copy of the press release announcing the pricing of the $300 million aggregate principal amount of Securities is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

4.1 Second Amendment to Fifth Amended and Restated Credit Agreement dated August 1, 2017 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

August 1, 2017	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President

Exhibit Index

Exhibit No.	Description
4.1	Second Amendment to Fifth Amended and Restated Credit Agreement dated August 1, 2017 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.
99.1	Press Release.